UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) May 14, 2015

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chugach Electric Association’s annual membership meeting was held on May 14, 2015. One board member was re-elected, one appointed board member was elected and one new board member was elected. Total number of members of record was 68,995. Out of 7,687 ballots cast, current board members Sisi Cooper received 5,816 votes and Bruce Dougherty received 5,281 votes, and new board member, Betinna Chastain, received 5,802 votes. The two candidates receiving the most votes, Sisi Cooper and Betinna Chastain, were elected to four year terms, which will expire in May of 2019. Bruce Dougherty was elected to a one year term, which will expire in May of 2016. Directors Janet Reiser, Susan Reeves, Sisi Cooper and Bruce Dougherty were elected by the sitting board as Chair, Vice Chair, Treasurer and Secretary, respectively.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

There was one proposed bylaw amendment before the membership, which changed various sections of the bylaws to assist in the transition to electronic voting as the primary means of voting in future elections. The proposal passed.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
3.2	Bylaws, as amended May 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2015		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer